UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 7, 2019

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction

of incorporation)

001-36200	98-1133710
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Effective November 6, 2018, Oxford Immunotec Global PLC (the “Company”) completed its previously announced sale of the Company’s U.S. laboratory services business for gross proceeds of $170 million in cash to Quest Diagnostics Incorporated (“Quest”) pursuant to a Limited Liability Company Interest Purchase Agreement, dated September 25, 2018 (the “Transaction”).

On November 9, 2018, the Company filed a current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission (the “SEC”) to announce the completion of the Transaction. The Original Report included certain pro forma financial information of the Company in connection with the Transaction as Exhibit 99.2 attached therein. This Current Report on Form 8-K includes pro forma condensed combined financial statements of the Company which have been updated to reflect the effect of the Transaction and a long-term supply agreement (the “Supply Agreement”) that was entered into on the closing date of the Transaction, November 6, 2018 (the “Closing Date”). Pursuant to the terms of the Supply Agreement, Oxford Immunotec USA, Inc. (“Oxford USA”) agreed to sell, and Quest agreed to purchase, T-SPOT.TB test kits and related accessories. Attached hereto as Exhibit 99.1 and incorporated by reference herein, is unaudited pro forma financial information of the Company, had the Transaction occurred prior to the respective periods and the Supply Agreement been in place throughout the respective periods, that can be compared to our As Reported financials. This unaudited pro forma financial information should be read in conjunction with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly reports on Forms 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Unaudited pro forma financial information

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2019

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Richard M. Altieri
Richard M. Altieri
Chief Financial Officer